SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             PEOPLES BANCSHARES INC
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

            --------------------------------------------------------------------

      4.    Date Filed:

            --------------------------------------------------------------------

               AN IMPORTANT MESSAGE FROM YOUR BOARD OF DIRECTORS

By now you are aware that your Company is in the process of defending itself from the Kingston Group, which has launched a hostile proxy fight in an attempt to replace the three directors up for election at the upcoming annual meeting with its own nominees.

The Kingston Group's proxy material states that:

|_| the reason for their solicitation is they believe that it is the responsibility of a board of directors to pursue a business strategy that will produce the highest and best returns for stockholders; and

|_| "The true measurement of how investors assess a management's strategy is the market price of the company's shares."

WE COULD NOT AGREE MORE...

The following graph provides a comparison of the performance of your stock price against (i) the stock prices of those banks that the Kingston Group itself picked in its proxy material and (ii) the Nasdaq Bank Index. The comparison assumes an investment of $100 on January 1, 1995.

(comparison graph omitted)

(values of graph plot points:
People's Bancshares--415
Nasdaq Bank Index--215
Andover Bancorp--284
First Essex Bancorp--203
MetroWest Bank--196
Medford Bancorp--195
Abington Bancorp--161
MASSBANK--160
BostonFed Bancorp--101)

(caption under graph: Relative Performance)

From January 1, 1995 through April 24, 2000, your stock has outperformed the Nasdaq Bank Index by 201%, and the Kingston Group's peer group by 237%.

WHAT DOES THE KINGSTON GROUP OFFER YOU...?

|_| THE KINGSTON GROUP OFFERS ABSOLUTELY NO BUSINESS PLAN, OTHER THAN A DESIRE TO SELL YOUR COMPANY. IN THEIR OWN PROXY MATERIAL, THEY ADMIT THAT "SHAREHOLDER VALUE MAY NOT BE MAXIMIZED OR ENHANCED IF A SALE OF THE COMPANY IS PURSUED." MOREOVER, FINANCIAL INDUSTRY STOCKS ARE OUT OF FAVOR AND ARE TRADING AT DEPRESSED PRICES. THIS IS NOT A FAVORABLE ENVIRONMENT FOR SELLING A BANK.

|_| THE KINGSTON GROUP'S NOMINEES HAVE NO EXPERIENCE RUNNING ANY PUBLICLY TRADED COMPANY, MUCH LESS A BANK.

|_| THEIR REFUSAL OF OUR OFFER TO SETTLE THIS PROXY FIGHT SHOWS THEY ARE INTERESTED IN THEIR OWN AGENDA, NOT THE BEST INTERESTS OF ALL SHAREHOLDERS.

|_| IF SUCCESSFUL, THEY WANT YOUR COMPANY TO REIMBURSE THEM FOR UP TO $250,000 OF EXPENSES THEY INCURRED IN THIS PROXY FIGHT, WHICH THEY STARTED.

Please support your current Board and management team by signing, dating and returning the enclosed WHITE proxy card in the enclosed envelope. It is important that you vote, no matter how many shares you own.

Please do not send back any blue card sent to you by the Kingston Group, even to vote against their nominees. Doing so will cancel your vote for your Board's nominees. However, if you have already signed their blue card, you can still support our nominees by signing and dating the WHITE proxy card. Only your latest dated and properly executed card will count.

If you own your shares in the name of a brokerage firm, your broker cannot vote your shares unless it receives your specific instructions. Please sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided.

If you have any questions or need assistance in voting your proxy card, please call our proxy solicitor, Corporate Investor Communications, Inc., toll free at
(800) 547-3857.

Thank you for your support.